                                                                  EXHIBIT (a)(4)

                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                            CERTIFICATE OF CORRECTION

               The First Australia Prime Income Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (the "Corporation"), hereby sets forth the following corrections to the Corporation's Articles Supplementary filed January 17, 1989:

               1. The title of the document being corrected is Articles Supplementary creating three series of Auction Market Preferred Stock (the "Articles").

               2. The name of each party to the document being corrected is The First Australia Prime Income Fund, Inc.

               3. The date that the document being corrected was filed is January 17, 1989.

               4. The following provisions of the Articles are hereby corrected as follows:

               (a) The following defined terms are hereby added to paragraph 1 of the Articles, incorporated in the correct alphabetical order:

               "Australian Securities" means ANNIE MAEs, Australian Corporate Bonds, Australian Government Securities, Australian Semi-Government Securities, Australian Short-Term Securities, Bank Bills, Eurobonds, MMSs, MTCs, New Zealand Securities and NMMC Securities.

               "Eurobonds" means debt securities which are denominated in Australian Currency, are issued by the issuers listed below and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, (d) the security is rated at least AA-by S&P and (e) the maturity date of the security is not later than the 10th anniversary of the issuance date of such security.

               Issuers with a public long-term S&P rating or whose parent has a public long-term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Eurobonds"):

               Australian Telecom
               Finnish Export Credit Corp.
               National Australia Bank
               State Bank of New South Wales
               State Electricity of Victoria
               Swedish Export Credit Corp.

               Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Non-guaranteed Eurobonds").

In addition, if the determination is being made for S&P, (a) not more than l0% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Eurobonds-from a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Eurobonds from issues representing a single industry, (c) not more than 5% of the then-outstanding principal amount of any one issue can be included is Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Eurobonds held by the Corporation and included is Eligible Portfolio Property shall be comprised of securities with an outstanding issue size of less than A$100 million.

               The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities and eligibility criteria as set forth above if each Rating Agency advises the Corporation is writing that the change or specification will not adversely affect its then-current rating of the AMPS.

               "Failure to Cure" shall mean a failure by the Corporation to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, which failure is not cured on or before the third day following the related Valuation Date as reflected in a Portfolio Valuation Report delivered to S&P and confirmed by the Corporation's Independent Accountants.

               "Forward Contract" means a contract, entered into following a Failure to Cure, between the Corporation and a commercial bank or other financial institution whose short-term debt is rated at least A-1+ by S&P or whose long-term debt is rated at least AA by S&P (an "Eligible Bank"), which provides that the Corporation will sell a specified amount of Australian Currency to such Eligible Bank on a specified date for a specified amount of U.S. dollars. The date of payment in U.S. dollars shall not be later than the 30th day following the Valuation Date related to the Failure to Cure and the amount of U.S. dollars shall be sufficient to redeem all shares of AMPS required to be redeemed. On the Date of Original Issue and on each Quarterly Valuation Date thereafter, the Corporation will confirm in writing to S&P that the Corporation has a credit-line with an Eligible Bank (the "Credit Line Test"). The Credit Line Test shall be deemed to be satisfied on any date if the Corporation has delivered such confirmation to S&P on the Date of Original Issue or the most recent Quarterly Valuation Date, as the case may be. The Board of Directors shall have the authority, to the extent permitted by Maryland law, to adjust, modify, alter or change from time to tine the elements comprising the Forward Contract from those set forth in these Articles Supplementary if S&P advises the Corporation in writing that the change will not adversely affect its then-current rating of the AMPS.

               (b) The last sentence of the definition of "AMPS Basic Maintenance Amount" in paragraph 1 of the Articles on page 4, which now reads as follows:

          "The Board of Directors shall have the authority, to the extent permitted by Maryland law, to adjust, modify, alter or change from time to time the elements comprising the AMPS Basic Maintenance Amount from those set forth in these Articles Supplementary if the Board of Directors determines and the Rating

          Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS."

is corrected to read as follows:

          "The Board of Directors shall have the authority, to the extent permitted by Maryland law, to adjust, modify, alter or change from time to time the elements comprising the AMPS Basic Maintenance Amount from those set forth in these Articles Supplementary if the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS."

               (c) The definition of "Australian Corporate Bonds" in paragraph 1 of the Articles on page 5, which now reads as follow:

          "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Bank Bills and Australian Short-Term Securities).

is corrected to read as follows:

          "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Bank Bills, Eurobonds and Australian Short-Term Securities) provided, that such debt obligations shall not be deemed to be Eligible Portfolio Property unless they are issued by the corporations listed below and such obligations have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, (d) the security is rated at least AA- by S&P, (e) the security has a tender panel and (f) the maturity date of the security is not later than the 10th anniversary of the issuance date of such security.

          Issuers with a public long-term S&P rating or whose parent has a public long-term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Corporate Bonds"):

          FANMAC Premier Trust Co. No. 6-13
          Ford Credit Australia
          National Australia Bank
          State Bank of Victoria

          Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Non-Guaranteed Corporate Bonds").

          In addition, if the determination is being made for S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds issued by a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds from issues representing a single industry, (c) not more than 5% of the then-outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Australian Corporate Bonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with a then-outstanding issue size of less than A$150 million.

          The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities and eligibility criteria as set forth above if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS.

               (d) The following items are added to the definition of "Australian Semi-Government Securities" in paragraph 1 of the Articles on page 6:

          15.  The Western Australian Treasury Corporation.

          16.  Hydro-Electricity Commission of Tasmania.

          17.  Tasmanian Public Finance Corp.

          18.  Tasmanian Development Authority.

               (e) The last sentence of the definition of "Australian Semi-Government Securities" in paragraph 1 of the Articles on page 6, which now reads as follows:

          "The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities as set forth above if the Board of Directors determines and each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS."

is corrected to read as follows

          "The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities as set forth above if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS."

               (f) The definition of "Business Day" in paragraph 1 of the Articles on page 7, which now reads an follows:

          "Business Day" means a day on which the New York Sock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close; provided, that for purposes of determining Valuation Dates and Cure Dates, "Business Day" means as day on which the New York Stock Exchange and the Australian Stock Exchange Limited are open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York or in Sydney, Australia are authorized or obligated by law to close.

is corrected to read as follows:

          "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close; provided, that for purposes of determining Valuation Dates, Cure Dates and any Failure to Cure, "Business Day" means a day on which the New York Stock Exchange and the Australian Stock Exchange Limited are open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York or in Sydney, Australia are authorized or obligated by law to close.

               (g) The last sentence of the definition of "Corporate Bonds" in paragraph 1 of the Articles on page 9, which now reads as follows:

          "The Board of Directors shall be authorized to adjust, modify, alter or change from time to time the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the AMPS Basic Maintenance Amount to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles Supplementary if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS."

is corrected to read as follows:

          "The Board of Directors shall be authorized to adjust, modify, alter or change from time to time the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the AMPS Basic Maintenance Amount to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles Supplementary if the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS."

               (h) The following terms are added to the definition of "Discount Factors" in paragraph 1 of the Articles:

Type of Eligible Portfolio Property                              Moody's Discount Factor         S&P Discount Factor
-----------------------------------                              -----------------------         -------------------
Guaranteed Eurobonds:
   with a current outstanding issue size less
   than or equal to A$100 million and with a
   remaining term to maturity of more than 56 days                        _____                         2.00

   with a current outstanding issue size exceeding
   A$100 million and with a remaining term to
   maturity of more than 56 days                                          _____                         1.90

   with any current outstanding issue size and with a
   remaining term to maturity of less than 56 days                        _____                         1.00

Non-Guaranteed Eurobonds:
   with a current outstanding issue size less than or
   equal to A$100 million and with a remaining term to
   maturity of more than 56 days                                          _____                         2.15

   with a current outstanding issue size exceeding
   A$100 million and with a remaining term to
   maturity of more than 56 days                                          _____                         2.00

   with any current outstanding issue size and with a
   remaining term to maturity of leas than 56 days                        _____                         1.00

Guaranteed Australian Corporate Bonds:
   with a current outstanding issue size less than or
   equal to A$150 million and with a remaining term to
   maturity of more than 56 days                                          _____                         1.70

   with a current outstanding issue size exceeding
   A$150 million and with a remaining term to maturity of
   more than 56 days                                                      _____                         1.60

   with any current outstanding issue size and with a
   remaining term to maturity of less than 56 days                        _____                         1.00

Non-Guaranteed Australian Corporate Bonds:
   with a current outstanding issue size less than or
   equal to A$150 million and with a remaining term to
   maturity of less than 56 days                                           _____                         1.80

   with a current outstanding issue size exceeding
   A$150 million and with a remaining term to
   maturity of more than 56 days                                           _____                         1.70

   with any current outstanding issue size and with a
   remaining term to maturity of less than 56 days                         _____                         1.00

               (i) The discount factors for "Australian Government Securities", "Australian Semi-Government Securities", Bank Bills" and "Australian Currency" in the definition of "Discount Factors" in paragraph 1 of the Articles on pages 10 and 11, which now read a follows:

Type of Eligible Portfolio Property                              Moody's Discount Factor         S&P Discount Factor
-----------------------------------                              -----------------------         -------------------
Australian Government Securities:
   with a current outstanding issue size less than
   A$100,000,000 and with a remaining term to maturity
   equal to or longer than 56 days from the data of
   determination                                                           1.85                          1.60(4)

   with a current outstanding issue size of at least
   A$100,000,000 but less than or equal to $150,000,000
   and with a remaining term to maturity equal to or
   longer than 56 days from the date of determination                      1.85                          1.50

   with a current outstanding issue size greater than
   A$150,000,000 and with a remaining term to maturity
   equal to or longer than 56 days from the date of
   determination                                                           1.60                          1.50

   with any current outstanding issue size and with a
   remaining term to maturity shorter than 56 days from
   the date of determination                                               1.00                          1.00(4)

Australian Semi-Government Securities:
   with a current outstanding issue size less than A$100,000,000 and with a remaining term to maturity equal to or longer than 56

   days from the date of determination                                     1.85                        1.65(4)

   with a current outstanding issue size of at least
   A$100,000,000 but less than or equal to A$150,000,000
   and with a remaining term to maturity equal to or
   longer than 56 days from the date of determination                      1.85                        1.55

   with a current outstanding issue size greater than
   A$150,000,000 and with a remaining term to maturity
   equal to or longer than 56 days from the date of
   determination                                                           1.60                        1.55

   with any current outstanding issue size and with a
   remaining term to maturity shorter than 56 days from
   the date of determination                                               1.00                        1.00(4)

Bank Bills (with maturities of not greater than 56 days
   from the last Valuation Date at which the AMPS Basic
   Maintenance Amount was met)                                             1.00                        1.00

Australian Currency are corrected to read as follows:                      1.43                        1.75

Australian Government Securities:
   with a current outstanding issue size less than
   A$100,000,000 and with a remaining term to maturity
   equal to or longer than 46 days from the date of
   determination                                                           1.85                        1.50(4)

   with a current outstanding issue size of at least
   A$100,000,000 but less than or equal to $150,000,000
   and with a remaining term to maturity equal to or
   longer than 46 days from the date of determination                      1.85                        1.40

   with a current outstanding issue size greater than
   A$150,000,000 and with a remaining term to maturity equal
   to or longer than 46 days from the date of
   determination                                                           1.60                        1.40

   with any current outstanding issue size and with a
   remaining term to maturity shorter than 46 days from
   the date of determination                                               1.00                        1.00(4)

Australian Semi-Government Securities (5):
   with a current outstanding issue size less

   than A$100,000,000 and with a remaining term to
   maturity equal to or longer than 46 days from the date of
   determination                                                           1.85                      1.55(4)

   with a current outstanding issue size of at least
   A$100,000,000 but less than or equal to $150,000,000
   and with a remaining term to maturity equal to or
   longer than 46 days from the date of determination
                                                                           1.85                      1.45
   with a current outstanding issue size greater than
   A$150,000,000 and with a remaining term to maturity equal
   to or longer than 46 days from the date of
   determination                                                           1.60                      1.45

   with any current outstanding issue size and with a
   remaining term to maturity shorter than 46 days from
   the date of determination                                               1.00                      1.00(4)

Australian Semi-Government Securities: (Tasmanian) (6):
   with a current outstanding issue size less than
   A$100,000,000 and with a remaining term to maturity
   equal to or longer than 46 days from the date of
   determination                                                           1.94                      1.60(4)

   with a current outstanding issue size of at least
   A$100,000,000 but less than or equal to $150,000,000
   and with a remaining term to maturity equal to or
   longer than 46 days from the date of determination                      1.94                      1.50

   with a current outstanding issue size greater than
   A$150,000,000 and with a remaining term to maturity
   equal to or longer than 46 days from the date of
   determination                                                           1.68                      1.50(4)

   with any current outstanding issue size and with a
   remaining term to maturity shorter than 46 days from
   the date of determination                                               1.05                      1.00(4)

Bank Bills:
   with maturities of less than or equal to 46 days from
   the last Valuation Date at which the AMPS Basic
   Maintenance Amount was met                                              1.00                      1.00

   with maturities of 47-56 days from the last

   Valuation Date on which the AMPS Basic
   Maintenance Amount was met                            1.00       1.40

   with maturities of 57-90 days from the last
   Valuation Date an which the AMPS Basic
   Maintenance Amount was met                            1.35       1.40

   with maturities of 91-180 days from the last
   Valuation Date on which the AMPS Basic
   Maintenance Amount was met                            1.35       1.45

Australian Currency                                      1.43       1.57(7)


              (j) The following footnotes are added to the definition of "Discount Factors" in paragraph 1 of the Articles on page 13:

         (5) Excluding securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

         (6) Securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

         (7) If the determination is being made (A) while the Corporation is not in compliance with the Credit Line Test as defined under the definition of Forward Contract or (B) following a Valuation Date related to a Failure to Cure, but prior to the consummation of any mandatory redemption required pursuant to paragraph 5(b), if a Forward Contract shall not be in place as provided in the definition of Forward Contact, then the Discount Factor will be
              1.65 for all currency attributable to Australian Government Securities, Australian Semi-Government Securities and Bank Bills and will be 1.75 for all currency attributable to Australian Corporate Bonds and Eurobonds.

              (k) The last sentence of the definition of "Discount Factors" in paragraph 1 of the Articles on page 13, which now reads as follows:

         "The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Discount Factor as set forth above applied to determine the Discounted Value of any item of Eligible Portfolio Property or may specify from time to time a Discount Factor for any asset constituting Eligible Portfolio Property if the Board of Directors determines and each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS."

is corrected to read as follows:

         "The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Discount Factor as set forth above applied to determine the Discounted Value of any item of Eligible Portfolio Property or may specify from time to time a Discount Factor for any asset constituting Eligible Portfolio Property if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS."

              (l) The definition of "Discounted Value" in paragraph 1 of the Articles on pages 13 and 14, which now reads as follows:

         "Discounted Value", with respect to any asset held by the Corporation, means the quotient of the Market Value of such asset divided by the applicable Discount Factor; provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date; provided further that the Discounted Value of all Australian Government Securities, Australian Semi-Government Securities and Bank Bills shall be further discounted by the Discount Factor applicable to Australian Currency.

is corrected to read as follows:

         "Discounted Value," with respect to any asset held by the Corporation, means the quotient of the Market Value of such asset divided by the applicable Discount Factor; provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date; provided further that the Discounted Value of all Australian Securities shall be further discounted by the Discount Factor applicable to Australian Currency.

              (m) The definition of "Eligible Portfolio Property" in paragraph 1 of the Articles on page 15, which now reads as follows:

         "Eligible Portfolio Property" means Australian Government Securities, Australian Semi-Government Securities, Cash, Bank Bills, Australian Currency, U.S. Government Obligations, Short-Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities; provided, (i) if the determination is being made for Moody's, that not more than 20% in the aggregate of the total Eligible Portfolio Property shall consist of Australian Government Securities and/or Australian Semi-Government Securities with a current outstanding issue size less than A$150,000,000 and (ii) if the determination is being made for S&P that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Valuation Date); provided further that, if the determination is being made for S&P, not more than l0% of the total Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer and that not more than 20% of the total Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%). The Board of Directors shall have the authority to specify from time to time other assets as Eligible Portfolio Property if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the specification will net adversely affect their respective then-current ratings of the AMPS.

is corrected to read as follows:

         "Eligible Portfolio Property" meant Australian Government Securities, Australian Semi-Government Securities, Cash, Bank Bills, Australian Currency, U.S. Government Obligations, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates and GNMA Graduated Payment Securities and, if the calculation is being made for S&P, Eurobonds and Australian Corporate Bonds; provided, (i) if the determination is being made for Moody's, (x) that not more than 20% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Government Securities and/or Australian Semi-Government Securities with a current outstanding issue size less than A$150,000,000 and (y) that not more than l0% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Semi-Government Securities described under items 16, 17 and 18 of such definition and (ii) if the determination is being made for S&P that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Valuation Date); provided further that, if the determination is being made for S&P, not more than l0% in the aggregate of the total Discounted Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer and that not more than 20% in the aggregate of the total Discounted Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%). The Board of Directors shall have the authority to specify from time-to time other assets a Eligible Portfolio Property if the Rating Agencies advise the Corporation in writing that the specification will not adversely affect their respective then-current ratings of the AMPS.

              (n) The last sentence of the definition of "Industry Category" in paragraph 1 of the Articles on page 19, which now reads as follows:

         "The Board of Directors shall have the authority to change the industry categories applicable with respect to the Corporation from those set forth in these Articles Supplementary if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS."

is corrected to read as follows:

         "The Board of Directors shall have the authority to change the industry categories applicable with respect to the Corporation from those set forth in these Articles Supplementary if the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS."

              (o) Clause (b) of the definition of "Market Value" in paragraph 1 of the Articles on pages 19 and 20, which now reads as follows:

              "(b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as of the close of business in New York City on the last Business Day prior to such date of determination and (ii) the lower of the bid prices for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein, with at least one such quotation in writing plus, (i) if the determination is being made for Moody's, accrued interest to the date of determination if the next interest coupon on such security is due and payable within 56 days of such date of determination and (ii) if the determination is being made for S&P, accrued interest;"

is corrected to read as follows:

              "(b) as to GNMA Certificates, GNMA Graduated Payment Securities,. FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the product of (i) the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as of the close of business in New York City on the last Business Day prior to such date of determination and (ii) the lower of the bid prices for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein, with a market therein with at least one such quotation in writing plus, (x) if the determination is being made for Moody's, accrued interest to the date of determination if the next interest coupon on such security is due and payable within 56 days of such date of determination and (y) if the determination is being made for S&P, accrued interest;"

          (p) The last sentence of the definition of "Market Value" in paragraph 1 of the Articles an page 20, which now reads as follows:

          "Without amending the Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agencies from that set forth in these Articles Supplementary and (ii) a method recognized by the Rating Agencies for calculating the Market Value of any asset identified as Eligible Portfolio Property may be specified if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change or specification will not adversely affect their respective then-current ratings of the AMPS."

is corrected to read as follows:

          "Without amending the Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agencies from that set forth in these Articles Supplementary and (ii) a method recognized by the Rating Agencies for calculating the Market Value of any asset identified as Eligible Portfolio Property may be specified if the Rating Agencies advise the Corporation in writing that the change or specification will not adversely affect their respective then-current ratings of the AMPS."

          (q) The definition of "Other Permitted Assets" in paragraph 1 of the Articles on page 22, which now reads as follows:

          "Other Permitted Assets" means Australian Corporate Bonds, Australian Short Term Securities, New Zealand Securities, FANMAC Certificates, NMMC Securities, MTCs, MMSs, ANNIE MAEs, GNMA Multifamily Securities and Corporate Bonds.

is corrected to read as follows:

          "Other Permitted Assets" means Australian Corporate Bonds, Eurobonds, Australian Short Term Securities, New Zealand Securities, FANMAC Certificates, NMMC Securities, MTCs, MMSs, ANNIE MAEs, GNMA Multifamily Securities and Corporate Bonds.

          (r) The last sentence of the definition of "Projected Dividend Amount" in paragraph 1 of the Articles an page 24, which now reads as follows:

          "The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Board of Directors determines and the Rating Agencies shall have advised the Corporation in writing that the revised calculation of the Projected Divided Amount would not adversely affect their respective then-current ratings of the AMPS."

is corrected to read as follows:

          "The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Rating Agencies shall have advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect their respective then-current ratings of the AMPS."

          (s) The first sentence of paragraph 5(b) of the Articles on page 34, which now reads an follows:

          "The Corporation shall redeem, at a redemption price of $100,000 per share plus accumulated but unpaid dividends through the date of redemption, shares of AMPS to the extent permitted under the Investment Company Act and Maryland Law, on the next succeeding scheduled Dividend Payment Dates applicable to those shares of AMPS called for redemption, if the Corporation fails to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, and such failure is not cured on or before the Cure Date as reflected in a Portfolio Valuation Report delivered to the Auction Agent and the Rating Agencies and confirmed by the Corporation's Independent Accountants."

is correct to read as follows:

          "The Corporation shall redeem, at a redemption price of $100,000 per share plus accumulated but unpaid dividends through the date of redemption, shares of AMPS to the extent permitted under the Investment Company Act and Maryland Law, on the date fixed by the Board of Directors applicable to those shares of AMPS called for redemption, if the Corporation fails to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, and such failure is not cured on or before the Cure Date as reflected in a Portfolio Valuation Report delivered to the Auction Agent and the Rating Agencies and confirmed by the Corporation's Independent Accountants."

          (t) The last sentence of paragraph 5(b) of the Articles on pages 34 and 35, which now reads as follows:

          "The Corporation shall effect such redemption not later than 45 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all the required number of shares of AMPS which are subject to mandatory redemption, the next Dividend Payment Date with respect to any share to be redeemed is more than 45 days after such Cure Date or the Corporation otherwise is unable to affect such redemption on or prior to such Cure Date, the Corporation shall redeem those shares of AMPS which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption."

is corrected to read as follows:

          "The Corporation shall effect such redemption not later than 45 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all the required number of shares of AMPS which are subject to mandatory redemption, the next Dividend Payment Date with respect to any share to be redeemed is more than 45 days after such Cure Date or the Corporation otherwise is unable to effect such redemption on or prior to such 45th day, the Corporation shall redeem those shares of AMPS which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. Within 30 days after the Cure Date, the Corporation shall transfer to or maintain with State Street Bank and Trust Company, the Corporation's custodian, Deposit Securities in an amount sufficient to redeem the number of shares of AMPS to be redeemed."

          (u) Paragraph 5(c) of the Articles on page 35, which now reads as follows:

          "(c) Notwithstanding the other provisions of this paragraph 5, no shares of AMPS may be redeemed other than as specified below, unless all accumulated and unpaid dividends on all outstanding shares of AMPS and other Preferred Stock for all past dividend periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends; provided, however, that the Corporation without regard to such limitations, (x) may redeem, purchase or otherwise acquire shares of AMPS (A) with other Preferred Stock as a whole, pursuant to an optional redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of AMPS and other Preferred Stock, and (y) shall redeem, purchase or otherwise acquire shares of AMPS with other Preferred Stock as a whole pursuant to a mandatory redemption, to the extent permitted under the Investment Company Act, Maryland law and the Articles of Incorporation."

is corrected to read as follows:

          "(c) Notwithstanding the other provisions of this paragraph 5, no shares of AMPS may be redeemed other than as specified below, unless all accumulated and unpaid dividends on all outstanding shares of AMPS and other Preferred Stock for all past dividend periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends; provided, however, that the Corporation without regard to such limitations, (x) may redeem, purchase or otherwise acquire shares of AMPS (A) with other Preferred Stock as a whole, pursuant to an optional redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of AMPS and other Preferred Stock, and (y) shall redeem, purchase or otherwise acquire shares of AMPS with other Preferred Stock as a whole if required pursuant to a mandatory redemption, to the extent permitted under the Investment Company Act, Maryland law and the Articles of Incorporation."

          (v) The last sentence of paragraph 7(b)(iii) of the Articles on page 44, which now reads as follows:

          "If any letter reviewing the Portfolio Calculation delivered pursuant to this paragraph shows that an error was made in the Portfolio Valuation Report for such Quarterly Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Auction Agent."

is corrected to read as follows:

          "If any letter reviewing the Portfolio Calculation delivered pursuant to this paragraph shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Auction Agent."

          (w) Clause (C) of paragraph 8(d)(ii) of the Articles on page 55, which now reads as follows:

          "(C) if all the shares of AMPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to ____% of the 30-day "AA" Composite Commercial Paper Rate on the date of the Auction."

is corrected to read as follows:

          "(C) if all the shares of AMPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 90% of the 30-day "AA" Composite Commercial Paper Rate on the date of the Auction."

          (x) Clauses (C) and (E) of paragraph 8(e)(i) of the Articles on page 56 and 57, which now read as follows:

          "(C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

          (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of shares of AMPS subject to Submitted Bids described in paragraphs 8(e)(i)(B), 8(e) (i)(C) and 8(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bids and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate."

are corrected to read as follows:

                  "(C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the shares of AMPS that are the subject of such Submitted Bids;

                  (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the shares of AMPS that are the subject of such Submitted Bids; but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of shares of AMPS subject to Submitted Bids described in paragraphs 8(e)(i)(B), 8(e)(i)(C) and 8(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate."

                  (y) Clause (C) of paragraph 8(e)(ii) of the Articles on pages 57 and 58, which now reads as follows:

                  "(C) the Submitted Bid of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of AMPS that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraphs 8(e)(ii)(A) and 8(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders."

is corrected to read as follows:

                  "(C) the Submitted Bid of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rates shall be accepted and the Submitted Sell Order of each Existing Holder shall be accepted, thus requiring each such Existing Holder to sell the shares of AMPS that are the subject of such Submitted Bid or Submitted Sell Order, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraphs 8(e)(ii)(A) and 8(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders."

                  (z) Paragraph 9(g) of the Articles on page 60, which now reads as follows:

                  "(g) So long as any shares of AMPS shall be outstanding, the Corporation shall not engage in "short sales" or "hedging" or enter into "futures contracts" or "option contracts" with respect to the Eligible Portfolio Property."

is corrected to read as follows:

                  "(g) So long at any shares of AMPS shall be outstanding, the Corporation shall not engage in "short sales" or "hedging" or enter into "futures contracts" or "option contracts" (other than Forward Contracts) with respect to the Eligible Portfolio Property."

                  5.   The execution of the Articles was not defective.

                  IN WITNESS WHEREOF, THE FIRST AUSTRALIA PRIME INCOME FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 8th day of August, 1989, and its President acknowledges that this Certificate of Correction is the act and deed of The First Australia Prime Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of his knowledge, information and belief.

                                            THE FIRST AUSTRALIA PRIME INCOME
                                                  FUND, INC.


                                            By:  /s/ Margaret A. Bancroft
                                                 -------------------------------
                                                      Attorney-in-fact
                                                 for Brian M. Sherman, President

ATTEST:


/s/ Margaret A. Bancroft
------------------------
Assistant Secretary

                                                                       EXHIBIT C

         RESOLVED, that the Board of Directors hereby approves and authorizes the creation and issuance of up to six series of 500 shares each of its authorized preferred stock, par value $.0l per share, liquidation preference $100,000 per share, at a price to the public of $100,000 per share, with a maximum underwriting discount of 10% per share, designated, respectively:
Auction Market Preferred Stock, Series A, Auction Market Preferred Stock, Series B, Auction Market Preferred Stock, Series C, Auction Market Preferred Stock, Series D, Auction Market Preferred Stock, Series E and Auction Market Preferred Stock, Series F (collectively, the "AMPS"); and further

         RESOLVED, that the Board of Directors hereby appoints a pricing committee from among its members consisting of Anthony E. Aaronson, Richard H. Bushnell, David Lindsay Elsum, John T. Sheehy and Brian M. Sherman or in his absence, Laurence S. Freedman (the "Pricing Committee") and delegates to the Pricing Committee all of the Board of Directors' power and authority to fix, consistent with, and subject to, the immediately preceding resolution, the terms of the shares of each series of AMPS through the adoption by the Pricing Committee of one or more resolutions setting forth the terms of each such series as contemplated by Article Fifth of the Corporation's charter ("Articles Supplementary"); provided however, that the dividend rate for the initial dividend period for each series of AMPS shall not exceed a rate equal to 50% par annum; and provided, further that the maximum applicable dividend rate for all subsequent dividend periods for each series of AMPS shall not exceed the rate determined by using an Applicable Percentage (as defined in the related Articles Supplementary) of 400%; and further

         RESOLVED, that, subject to and conditioned upon the filing of Articles Supplementary in the form adopted by the Pricing Committee designating and fixing the terms and conditions of each series of AMPS, and the issuance and sale of shares of the AMPS in accordance with the foregoing, an initial cash dividend is declared on the outstanding shares of each of the series, at such time, under such procedures, and to holders of record on such date or dates as are determined under the procedural set forth in the relevant Articles Supplementary; and further

         RESOLVED, that there shall, as provided in this resolution but without further action on the part of the Board of Directors, be deemed to be declared, and be declared, as of 5:00 p.m., New York City time, on each applicable Auction Date (as defined in the relevant Articles Supplementary) for each series of AMPS, a cash dividend on the outstanding shares of such series, payable on the applicable Dividend Payment Date (as defined in the relevant Articles Supplementary) next succeeding for such series, to holders of such series as of 5:00 p.m., New York City time, on the applicable Auction Date, in an amount and a manner determined in accordance with the relevant Articles Supplementary; provided however, that such declaration shall not be affective, and the Corporation shall not pay, or deposit for payment with any paying agent as may be contemplated by the relevant Articles Supplementary, any such dividend unless a determination shall have been made, as of the date of declaration, by or under the direction of the Principal Accounting Officer of the Fund, based on a review of the Fund's internal financial statements, a fair valuation or other method reasonable in the circumstances, and after giving effect to the proposed dividend that: (i) the dividend will not prevent the Fund from paying its debts as they become due in the usual course of business; (ii) the Fund's total assets will exceed the sum of the Fund's total liabilities and the aggregate amount payable to the holders of the relevant series of AMPS were the Fund to be liquidated on the date of the distribution; (iii) the dividend will otherwise comply with the terms and conditions of the Articles Supplementary; and (iv) declaration or payment of the dividend will not otherwise violate applicable law, including but not limited to Section 18(a)(1)(B) of the Investment Company Act of 1940; and further

     RESOLVED, that each of the proper officers of the Fund or Margaret A. Bancroft, Allen S. Mostoff or Richard S. Seltzer, who are hereby appointed as their attorneys-in-fact be, and each of them hereby is, authorized to enter into
(i) one or more Purchase Agreements with Merrill Lynch Capital Markets, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Prudential-Bache Securities Inc. as representatives of the several Underwriters and (ii) related Pricing Agreements attached as Exhibits to such Purchase Agreements with Merrill Lynch Capital Markets, Merrill Lynch, Pierce, Fenner Smith Incorporated and Prudential-Bache Securities, Inc. as representatives of several Underwriters, and each of the proper officers is hereby authorized to execute and deliver over such Purchase Agreements and Pricing Agreements, their execution and delivery thereof to constitute conclusive evidence of the approval thereof by this Board; and further

     RESOLVED, that each of the proper officers of the Fund, be and each of them hereby is, authorized to cause the certificates representing the AMPS to be prepared in temporary form, it required, and in definitive form in accordance with the resolutions adopted by the Pricing Committee; and the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and each of them hereby is authorized to execute either manually or by use of facsimile signatures (and any such forms of AMPS so executed shall remain valid notwithstanding that the officer who had executed the same shall cease to be such an officer) in the name and on behalf of the Fund and under its corporate seal (or a facsimile thereof), all of such AMPS to be numbered in the manner said officers shall determine, and to deliver the AMPS so executed to The Depository Trust Company or such other entity as may be appointed to serve as Securities Depositary for any series of AMPS; and further

     RESOLVED, that the filing of a Registration Statement on Form N-2 on November 16, 1988 with the Securities and Exchange Commission covering the offering of 500 shares each of Auction Market Preferred Stock, Series A, Auction Market Preferred Stock, Series B and Auction Market Preferred Stock, Series C is hereby ratified and affirmed (the "Series A through C Registration Statement"); and further

     RESOLVED, that the each of proper officers of the Fund or Margaret A. Bancroft, Allan S. Mostoff or Richard S. Seltzer, who are hereby appointed as their attorneys-in-fact be, and each of them hereby is, authorized and directed on behalf of the Fund to execute and file with the Securities and Exchange Commission one or more Registration Statements on Form N-2 or other appropriate form covering the offering of Auction Market Preferred Stock, Series D, Auction Market Preferred Stock, Series E and Auction Market Preferred Stock, Series F and any amendments, supplements or post-effective amendments to the Series A through C Registration Statement or any Registration Statement or Registration Statements covering the Series D, Series E or Series F Auction Market Preferred Stock, in such form as may be approved by said officers of the Fund or by any attorney-in-fact acting pursuant to the authority hereby conferred upon each of them, the execution and filing of such amendments, supplements or post-effective amendments to constitute conclusive evidence of the approval thereof by this Board; and further

     RESOLVED, that each of the proper officers of the Fund or Margaret A. Bancroft, Allen S. Mostoff or Richard S. Seltzer, who are hereby appointed as their attorneys-in-fact, be and each of them hereby is, authorized in the name and on behalf of the Fund to take any and all action which they, or any of them, may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the AMPS under the Blue Sky or securities laws of any of the States of the United States of America, to effect the registration or licensing of the Fund as a dealer or broker in securities under such laws and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, issuer's covenants, consents to service of process, appointments or attorneys to receive services of process and other papers and instruments which may be required under such laws and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or license for as long as they deem necessary as required by law or by the Representatives of the several Underwriters; and further

     RESOLVED, that upon issuance of any series of AMPS, the proper officers of the Fund be, and each of them hereby is, authorized to take such steps an are necessary and appropriate to increase the amount of coverage under the Fund's Joint Fidelity Bond in accordance with Rule 17g-1 under the Investment Company Act of 1940; and further

     RESOLVED, that each of the proper officers of the Fund or Margaret A. Bancroft, Allan S. Mostoff or Richard S. Seltzer, who are hereby appointed as their attorneys-in-fact be, and each of them hereby is, authorized to take such further steps and to certify, execute and deliver such further forms, resolutions, agreements, certificates and other documents as they, or any of them, shall deem necessary or appropriate in connection with the foregoing, including without limitation, the execution and delivery of Auction Agent Agreements and Depository Agreements, their execution and delivery thereof constituting conclusive evidence of the approval thereof by this Board, and

     (ii) that the Board of Directors of the Fund at a meeting held on December 21, 1988, adopted the following resolutions:

     RESOLVED, that the resolutions adopted by the Board of Directors at its December 13, 1988 meeting are hereby ratified and confirmed subject to the following modifications.

     (i) RESOLVED, that the Board of Directors hereby approves and authorizes the creation and issuance of up to six series of up to 750 shares each of its authorized preferred stock, par value $.01 per share for each series, liquidation preference $100,000 per share, at a price to the public of $100,000 per share (provided, however, that in no event shall the price to the public exceed $300,000,000 in the aggregate), with a maximum underwriting discount of 10% per share for each series, designated, respectively: Auction Market Preferred Stock, Series A, Auction Market Preferred Stock, Series B, Auction Market Preferred Stock, Series C, Auction Market Preferred Stock, Series D, Auction Market Preferred

            Stock, Series E, and Auction Market Preferred Stock, Series F (collectively, the "AMPS"); and further

     (ii)   RESOLVED, that each of the proper officers of the Fund or Margaret
            A. Bancroft, Allan S. Mostoff or Richard S. Seltzer, who are hereby appointed as their attorneys-in-fact be, and each of them hereby is, authorized and directed to execute and file, on behalf of the Fund an amendment to the Registration Statement on Form-N-2 filed on November 16, 1988 with the Securities and Exchange Commission which will provide for the offering of 750 shares each of Auction Market Preferred Stock, Series A, and Auction Market Preferred Stock, Series B in lieu of an offering of 500 shares each of Auction Market Preferred Stock, Series A, Auction Market Preferred Stock, Series B and Auction Market Preferred Stock, Series C (the "Series A-B Registration Statement") together with such other amendments, supplements or post-effective amendments to the Series A-B Registration Statement in such form as may be approved by said officers of the Fund or by any attorney-in-fact acting pursuant to authority hereby conferred upon each of them, the execution and filing of such amendments, supplements or post-effective amendments to constitute conclusive evidence of the approval thereof by this Board; and further

     (iii) RESOLVED, that each of the proper officers of the Fund Margaret A. Bancroft, Allen S. Mostoff or Richard S. Seltzer, who are hereby appointed as their attorneys-in-fact be, and each of them hereby is authorized and on behalf of the Fund to execute and file, with the Securities and Exchange Commission one or more Registration Statements on Form N-2 or other appropriate form covering the offering of Auction Market Preferred Stock, Series C, Auction Market Preferred Stock, Series D, Auction Market Preferred Stock, Series E and Auction Market Preferred Stock, Series F and any amendments, supplements or post-effective amendments to any Registration Statement or Registration Statements covering the Series C, D, E and F Auction Market Preferred Stock in such form as may be approved by said officers of the Fund or by any attorney-in-fact acting pursuant to the authority hereby conferred upon each of them, the execution and filing of such amendments, supplements or post-effective amendments to constitute conclusive evidence of the approval thereof by this Board.

                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                       Certificate of Assistant Secretary

     THE UNDERSIGNED, Allan S. Mostoff, Assistant Secretary of The First Australia Prime Income Fund, Inc. (the "Fund"), hereby certifies as follows:

     (a) There have been no amendments or supplements to the Articles of Incorporation of the Fund since the filing on July 26, 1989 of Articles Supplementary dated July 25, 1989, and no action has been taken looking toward any further amendment or supplement or toward the dissolution of the Fund.

     (b) A copy of the Fund's current By-Laws are attached hereto, and they are in full force and effect as of the date hereof.

     (c) The Purchase Agreement dated July 25, 1989 among the Fund, EquitiLink International Management Limited, EquitiLink Australia Limited, The Prudential Insurance Company of America, Prudential Mutual Fund Management, Inc., and Merrill Lynch Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential-Bache Securities Inc. as representative of the several underwriters (the "Underwriters") (the "Purchase Agreement") for the sale of 1,000 shares of the Fund's Auction Market Preferred Stock, Series D (the "AMPS") was approved by the Board of Directors of the Fund in the resolutions referred to in a certificate previously provided.

     (d) Final pricing arrangements for the sale of the AMPS were approved by the Pricing Committee of the Board of Directors on July 25, 1989 in the resolutions referred to in a certificate previously provided.

     (e) A confirmed copy of the Purchase Agreement and the Pricing Agreement are attached hereto.

     (f) The Fund is not subject to any order or decree, known to me, of any court, regulatory body, administrative agency, or governmental body, of the State of Maryland having jurisdiction over the Fund or any of its properties or operations.

     (g) At April 30, 1989, there were 85,893,793 shares of Common Stock of the Fund outstanding, all of which were fully paid and nonassessable, and the average weekly trading volume of the Fund's Common Stock for the six months ended April 30, 1989, was approximately 578,123 shares.

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     IN WITNESS WHEREOF, I have hereunto signed by name and affixed the corporate seal of the Fund as of August 1, 1989.

                                           /s/ Allan S. Mastoff
                                           ----------------------------
                                           Name:
                                           Title: Assistant Secretary

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